Exhibit 99.1
COMERICA REPORTS THIRD QUARTER 2008 EARNINGS
Core Operating Earnings Stable
Provision for Credit Losses, Net Charge-Offs Unchanged
Loan Optimization Program Producing Desired Results
DALLAS/October 17, 2008 — Comerica Incorporated (NYSE: CMA) today reported third quarter 2008 income from continuing operations of $27 million, or $0.18 per diluted share, compared to $56 million, or $0.37 per diluted share, for the second quarter 2008 and $180 million, or $1.17 per diluted share, for the third quarter 2007. Third quarter 2008 included a $174 million provision for credit losses, compared to $177 million for the second quarter 2008 and $45 million for the third quarter 2007. During the third quarter 2008, Comerica recognized a pre-tax charge of $96 million ($61 million after-tax, or $0.40 per diluted share), recorded in “litigation and operational losses,” related to a previously announced offer to repurchase (at par) auction-rate securities (ARS) from customers. In addition, third quarter 2008 net income reflected a $27 million pre-tax gain ($17 million after-tax, or $0.11 per diluted share) related to the sale of shares in Visa, Inc. (Visa) and net after-tax charges of $7 million ($0.04 per diluted share) which included settlements with the Internal Revenue Service on disallowed foreign tax credits related to a series of loans to foreign borrowers and both the net interest income impact and tax-related interest on certain structured leasing transactions, as well as other adjustments to tax reserves.

(dollar amounts in millions, except per share data)	3rd Qtr ’08		2nd Qtr ’08		3rd Qtr ’07

Net interest income	$466	*	$442	*	$503
Provision for loan losses	165		170		45
Noninterest income	240		242		230
Noninterest expenses	514		423		423

Income from continuing operations, net of tax	27		56		180
Net income	28		56		181

Diluted EPS from continuing operations	0.18		0.37		1.17

Return on average common shareholders’ equity from continuing operations	2.12%		4.26%		14.27%
Tier 1 capital ratio	7.35	**	7.45		7.68

Net interest margin	3.11	*	2.91	*	3.66

*	Third quarter 2008 and second quarter 2008 net interest income declined $8 million and $30 million, respectively, and the net interest margin declined six basis points and 19 basis points, respectively, due to tax-related non-cash lease income charges. Excluding these charges, the net interest margin would have been 3.17 percent in the third quarter 2008 and 3.10 percent in the second quarter 2008.

**	September 30, 2008, ratio is estimated.
The following table illustrates the after-tax impact of certain items on income from continuing operations.

	3rd Qtr ’08		2nd Qtr ’08
(dollar amounts in millions, except per share data)	Amount	Per Share	Amount	Per Share

Gains on sales of Visa and MasterCard shares	$17	$0.11	$9	$0.06
Offer to repurchase ARS	(61)	(0.40)	—	—
Tax-related non-cash charges to lease income	(6)	(0.04)	(19)	(0.13)
Other tax-related items	(1)	—	(13)	(0.08)

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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 2
“In an economic environment that is as challenging and volatile as any we have ever seen, Comerica’s core operating earnings remained stable compared to the prior two quarters,” said Ralph W. Babb Jr., chairman and chief executive officer. “As expected, net credit-related charge-offs and the provision for loan losses were unchanged.
“In this uncertain environment, we are taking actions to improve our capital ratios and enhance our balance sheet strength, including a previously announced intention to reduce our dividend and the execution of a loan optimization program, which is working and producing the desired results. Maintaining a solid capital position is prudent and provides us the flexibility to navigate these swift economic currents and continue to invest in our growth markets.”
Third Quarter 2008 Compared to Second Quarter 2008
•	In response to Comerica’s loan optimization plan, average loans declined seven percent on an annualized basis, with declines of five percent in the Texas market, three percent in the Midwest market and 13 percent in the Western market.
•	On an annualized basis, average noninterest-bearing deposits, excluding Financial Services Division (FSD) deposits, increased 13 percent.
•	September 30, 2008, core deposits, excluding the Financial Services Division, increased $273 million compared to June 30, 2008, due to increases in noninterest-bearing deposits and customer certificates of deposit.
•	The net interest margin was 3.11 percent in the third quarter 2008, or 3.17 percent excluding the charge to interest income on certain structured lease transactions.
•	Net credit-related charge-offs were $116 million, or 90 basis points as a percent of average total loans, for the third quarter 2008, compared to $113 million, or 86 basis points as a percent of average total loans, for the second quarter 2008. The provision for loan losses was $165 million for the third quarter 2008, compared to $170 million for the second quarter 2008, and the period-end allowance to total loans ratio increased to 1.38 percent from 1.28 percent at June 30, 2008.
•	Excluding net securities gains, noninterest income decreased $15 million, primarily the result of a $10 million decrease in deferred compensation asset returns (which is offset by a decrease in deferred compensation plan costs in noninterest expenses).
•	Noninterest expenses increased $91 million from the second quarter, due to the $96 million charge related to the offer to repurchase ARS, partially offset by a decrease in deferred compensation plan costs ($10 million).
•	The estimated Tier 1 common and Tier 1 capital ratios were 6.69 and 7.35 percent, respectively, both within the targeted ranges. The $96 million ($61 million, after-tax) ARS charge and related commitment to repurchase reduced the estimated Tier 1 common and Tier 1 capital ratios by 21 basis points and 22 basis points, respectively.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 3
Net Interest Income and Net Interest Margin

(dollar amounts in millions)	3rd Qtr ’08		2nd Qtr ’08		3rd Qtr ’07

Net interest income	$466	*	$442	*	$503

Net interest margin	3.11	%*	2.91	%*	3.66%

Selected average balances:
Total earning assets	$59,946		$61,088		$54,641
Total investment securities	8,146		8,296		4,405
Total loans	51,508		52,367		49,874

Total core deposits**, excluding FSD	31,439		32,058		31,141
Total noninterest-bearing deposits	10,646		10,648		10,840
Total noninterest-bearing deposits, excluding FSD	9,104		8,825		8,265

*	Third quarter 2008 and second quarter 2008 net interest income declined $8 million and $30 million, respectively, and the net interest margin declined six basis points and 19 basis points, respectively, due to tax-related non-cash lease income charges. Excluding these charges, the net interest margin would have been 3.17 percent in the third quarter 2008 and 3.10 percent in the second quarter 2008.

**	Core deposits exclude institutional certificates of deposit and foreign office time deposits.
•	The $24 million increase in net interest income in the third quarter 2008, when compared to second quarter 2008, resulted primarily from the second quarter $30 million non-cash charge to lease income, partially offset by the third quarter $8 million non-cash charge to lease income.
•	The net interest margin of 3.11 percent increased seven basis points, after excluding the tax-related non-cash lease income charges of 19 basis points in the second quarter 2008 and six basis points in the third quarter 2008, due to improved loan spreads and lower deposit rates.
•	September 30, 2008, core deposits, excluding the Financial Services Division, increased $273 million compared to June 30, 2008, due to increases in noninterest-bearing deposits and customer certificates of deposit.
•	Total average Financial Services Division deposits decreased $368 million from the second quarter 2008 and $1.3 billion from the third quarter 2007. This division serves title and escrow companies that facilitate residential mortgage transactions and benefits from customer deposits related to mortgage escrow balances. Deposits declined due to cooling of the California housing market, combined with destabilization of the mortgage market.
Noninterest Income
Noninterest income was $240 million for the third quarter 2008, compared to $242 million for the second quarter 2008 and $230 million for the third quarter 2007. Net securities gains in noninterest income included a $27 million gain on the sale of Comerica’s remaining ownership of Visa shares in the third quarter 2008 and a $14 million gain on the sale of MasterCard shares in the second quarter 2008. In addition, deferred compensation asset returns decreased $10 million in the third quarter 2008, when compared to the second quarter 2008 (which is offset by a decrease in deferred compensation plan costs in noninterest expenses). Certain categories of noninterest income are highlighted in the table below.

(in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net securities gains	$27	$14	$4
Other noninterest income
Net income (loss) from principal investing and warrants	1	(3)	11
Deferred compensation asset returns*	(6)	4	(2)

*	Compensation deferred by Comerica officers is invested in stocks and bonds to reflect the investment selections of the officers. Income (loss) earned on these assets is reported in noninterest income and the offsetting increase (decrease) in the liability is reported in salaries expense.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 4
Noninterest Expenses
Noninterest expenses were $514 million for the third quarter 2008, compared to $423 million for both the second quarter 2008 and third quarter 2007. The $91 million increase in noninterest expenses in the third quarter 2008, compared to the second quarter 2008, reflected the $96 million charge related to the offer to repurchase ARS (included in “litigation and operational losses”), partially offset by a decrease in deferred compensation plan costs ($10 million). The ARS repurchases from customers will be completed in the fourth quarter 2008. Certain categories of noninterest expenses are highlighted in the table below.

	3rd Qtr ’08		2nd Qtr ’08	3rd Qtr ’07

Salaries
Regular salaries	$155		$151	$162
Severance	2		1	—
Incentives	31		35	35
Deferred compensation plan costs	(6)		4	(2)
Share-based compensation	10		11	12

Total salaries	192		202	207
Employee benefits	46		48	49
Customer services	2		3	11
Litigation and operational losses	105	*	3	6
Provision for credit losses on lending-related commitments	9		7	—
Other noninterest expenses
FDIC insurance	6		2	1

*	Third quarter 2008 litigation and operational losses included a $96 million charge related to an offer to repurchase auction-rate securities from customers.
Tax-related Items
The third quarter 2008 provision for income taxes reflected net after-tax charges of $1 million which included the acceptance of a global settlement offered by the Internal Revenue Service (IRS) on certain structured leasing transactions, settlement with the IRS on disallowed foreign tax credits related to a series of loans to foreign borrowers and other adjustments to tax reserves. The second quarter 2008 provision for income taxes reflected an after-tax charge of $13 million related to the structured leasing transactions. The reassessment of the size and timing of tax deductions related to the leasing transactions also resulted in the $8 million ($6 million after-tax) and $30 million ($19 million after-tax) respective charges to lease income in the third and second quarters of 2008 previously discussed.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 5
Credit Quality
“Net charge-offs related to Western market residential real estate development were lower than the two previous quarters, reflecting our aggressive management of this portfolio,” said Babb. “As expected, we are seeing softness in small business and middle market, which is consistent with our outlook.”
•	The allowance to loan ratio increased to 1.38 percent at September 30, 2008, from 1.28 percent at June 30, 2008.
•	The provision for loan losses and loan quality reflected continuing challenges in residential real estate development located in the Western market (primarily California) and the economies in all major markets.
•	Net credit-related charge-offs in the Commercial Real Estate business line in the third quarter 2008 were $57 million, of which $39 million were from residential real estate developers in the Western market. Comparable numbers for the second quarter 2008 were $73 million in total, of which $56 million were from residential real estate developers in the Western market.
•	Net loan charge-offs, excluding the Commercial Real Estate business line, were $59 million in the third quarter 2008, or 52 basis points of average non-Commercial Real Estate loans, compared to $40 million, or 35 basis points, in the second quarter 2008.
•	Nonperforming assets increased to 1.71 percent of total loans and foreclosed property for the third quarter 2008. During the third quarter 2008, $280 million of loan relationships greater than $2 million were transferred to nonaccrual status, a decrease of $24 million from the second quarter 2008. Of the transfers of loan relationships greater than $2 million to nonaccrual in the third quarter 2008, $145 million were in the Commercial Real Estate business line, a decrease of $43 million from the second quarter 2008.

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net loan charge-offs	$116	$112	$40
Net lending-related commitment charge-offs	—	1	—

Total net credit-related charge-offs	116	113	40
Net loan charge-offs/Average total loans	0.90%	0.86%	0.32%
Net credit-related charge-offs/Average total loans	0.90	0.86	0.32

Provision for loan losses	$165	$170	$45
Provision for credit losses on lending-related commitments	9	7	—

Total provision for credit losses	174	177	45

Nonperforming loans	863	731	272
Nonperforming assets (NPAs)	881	748	291
NPAs/Total loans and foreclosed property	1.71%	1.44%	0.59%

Allowance for loan losses	$712	$663	$512
Allowance for credit losses on lending-related commitments*	40	31	19

Total allowance for credit losses	752	694	531
Allowance for loan losses/Total loans	1.38%	1.28%	1.03%
Allowance for loan losses/Nonperforming loans	82	91	176

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 6
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $65.2 billion and $5.1 billion, respectively, at September 30, 2008, compared to $66.0 billion and $5.1 billion, respectively, at June 30, 2008. There were approximately 150 million shares outstanding at September 30, 2008. No shares were repurchased in the open market in the first nine months of 2008.
Comerica’s third quarter 2008 estimated Tier 1 common, Tier 1 and total risk-based capital ratios were 6.69 percent, 7.35 percent and 11.22 percent, respectively. The $96 million ($61 million, after-tax) ARS charge and related commitment to repurchase reduced the estimated Tier 1 common, Tier 1 and total capital ratios by 21 basis points, 22 basis points and 29 basis points, respectively.
Full-Year 2008 Outlook Compared to Full-Year 2007 from Continuing Operations
•	Low to mid single-digit full-year average loan growth, with loans declining in the fourth quarter 2008.
•	Mortgage-backed FNMA and FHLMC securities (AAA-rated) averaging about $8 billion for the fourth quarter 2008. In addition, about $1.4 billion of ARS will be repurchased during the fourth quarter 2008.
•	Average full-year net interest margin about 3.05 percent (3.10 percent excluding the second and third quarter lease income charges), with a net interest margin of about 3.00 percent in the fourth quarter 2008. The fourth quarter net interest margin reflects the three basis point negative impact of ARS repurchases and the 50 basis point reduction in the federal funds rate announced October 8, 2008. This full-year net interest margin reflects a five basis point decline from the previous outlook.
•	Full-year net credit-related charge-offs of about $450 million. The provision for credit losses is expected to exceed net charge-offs.
•	Mid single-digit growth in noninterest income.
•	Low single-digit increase in noninterest expenses (low single-digit decrease excluding the charge related to the offer to repurchase ARS).
•	Effective tax rate of about 27 percent for the full year, with a rate of about 20 percent for the fourth quarter 2008.
•	Maintain a Tier 1 capital ratio within a target range of 7.25 to 8.25 percent.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at September 30, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2008 results compared to second quarter 2008.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr ’08		2nd Qtr ’08		3rd Qtr ’07
Business Bank	$65	186%	$57	73%	$137	70%
Retail Bank	21	57	7	9	39	20
Wealth & Institutional Management	(51)	(143)	14	18	20	10

	35	100%	78	100%	196	100%
Finance	(2)		(5)		(8)
Other*	(5)		(17)		(7)

Total	$28		$56		$181

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net interest income (FTE)	$323	$296	$337
Provision for loan losses	135	123	43
Noninterest income	75	92	82
Noninterest expenses	175	185	177
Net income	65	57	137

Net credit-related charge-offs	95	96	30

Selected average balances:
Assets	41,357	42,335	40,796
Loans	40,506	41,510	39,745
FSD loans	401	469	1,191
Deposits	14,933	15,384	15,947
FSD deposits	2,449	2,817	3,789

Net interest margin	3.17%	2.85%	3.36%

•	Average loans decreased $1.0 billion, led by declines in National Dealer Services and Middle Market.

•	Average deposits, excluding the Financial Services Division, decreased $83 million, primarily due to Technology and Life Sciences and smaller declines in other businesses, partially offset by an increase in Global Corporate. Financial Services Division deposits decreased $368 million.

•	The net interest margin was impacted by non-cash charges to lease income in both the third and second quarter 2008. Excluding these charges, the net interest margin increased 10 basis points from increased loan spreads and decreases in lower-spread money market accounts and certificates of deposit.

•	The provision for loan losses increased $12 million, primarily in Global Corporate, Technology and Life Sciences and Specialty Businesses, partially offset by a decline in Commercial Real Estate.

•	Noninterest income decreased $17 million, mostly due to a second quarter 2008 gain on the sale of MasterCard shares of $14 million.

•	Noninterest expenses decreased $10 million, partially due to lower salaries and employee benefits.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 8
Retail Bank

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net interest income (FTE)	$142	$146	$169
Provision for loan losses	33	29	7
Noninterest income	80	54	56
Noninterest expenses	161	161	160
Net income	21	7	39

Net credit-related charge-offs	17	14	9

Selected average balances:
Assets	7,046	7,100	6,854
Loans	6,362	6,348	6,111
Deposits	16,596	17,043	17,145

Net interest margin	3.40%	3.44%	3.91%

•	Average loans increased $14 million, or one percent on an annualized basis.

•	Average deposits decreased $447 million, primarily due to decreases in money market investment accounts and customer certificates of deposit.

•	The net interest margin of 3.40 percent declined four basis points, primarily due to a decline in loan and deposit spreads.

•	The provision for loan losses increased $4 million due to Small Business.

•	Noninterest income increased $26 million, due to a third quarter 2008 gain of $27 million on the sale of Visa shares.

•	Eight new banking centers were opened in the third quarter 2008 (six in the Western market).
Wealth and Institutional Management

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net interest income (FTE)	$37	$37	$37
Provision for loan losses	7	5	(5)
Noninterest income	71	74	70
Noninterest expenses	180	83	81
Net income	(51)	14	20

Net credit-related charge-offs	4	3	1

Selected average balances:
Assets	4,759	4,646	4,152
Loans	4,624	4,502	3,990
Deposits	2,351	2,493	2,378

Net interest margin	3.17%	3.28%	3.59%

•	Average loans increased $122 million, or 11 percent on an annualized basis.

•	Average deposits decreased $142 million, primarily due to declines in money market investment account balances, interest-bearing transaction deposit accounts and customer certificates of deposit.

•	The net interest margin of 3.17 percent declined 11 basis points, primarily due to a decline in deposit spreads.

•	Noninterest expenses increased $97 million, due to the $96 million charge related to the offer to repurchase auction-rate securities from customers.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 9
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at September 30, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2008 results compared to second quarter 2008.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr ’08		2nd Qtr ’08		3rd Qtr ’07

Midwest	$51	144%	$52	68%	$79	40%
Western	9	25	(20)	(26)	55	28
Texas	13	36	17	21	27	14
Florida	(1)	(3)	(1)	(2)	2	1
Other Markets	(44)*	(123)	23	29	18	9
International	7	21	7	10	15	8

	35	100%	78	100%	196	100%
Finance & Other Businesses**	(7)		(22)		(15)

Total	$28		$56		$181

*	Third quarter 2008 included a $96 million charge ($61 million, after-tax) related to an offer to repurchase auction-rate securities from customers.

**	Includes discontinued operations and items not directly associated with the geographic markets.
Midwest

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net interest income (FTE)	$197	$172	$222
Provision for loan losses	52	24	15
Noninterest income	142	136	119
Noninterest expenses	205	205	206
Net income	51	52	79

Net credit-related charge-offs	44	42	23

Selected average balances:
Assets	19,820	19,891	19,131
Loans	19,125	19,255	18,526
Deposits	15,926	16,056	15,636

Net interest margin	4.08%	3.58%	4.73%

•	Average loans decreased $130 million, led by declines in Middle Market and National Dealer, partially offset by growth in Global Corporate.

•	Average deposits decreased $130 million, primarily due to a decrease in Personal Banking, partially offset by an increase in Global Corporate.

•	The net interest margin was impacted by non-cash charges to lease income in both the third and second quarter 2008. Excluding these charges, the net interest margin increased seven basis points due to an increase in loan spreads.

•	The provision for loan losses increased $28 million due to Commercial Real Estate and Global Corporate.

•	Noninterest income increased $6 million and included $22 million of the third quarter 2008 gain on the sale of Visa shares, partially offset by a second quarter 2008 gain of $14 million on the sale of MasterCard shares.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 10
Western Market

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net interest income (FTE)	$169	$171	$185
Provision for loan losses	82	113	23
Noninterest income	38	34	36
Noninterest expenses	112	115	110
Net income (loss)	9	(20)	55

Net credit-related charge-offs	51	59	7

Selected average balances:
Assets	16,627	17,241	17,095
Loans	16,381	16,918	16,543
FSD loans	401	469	1,191
Deposits	11,729	12,345	13,009
FSD deposits	2,255	2,611	3,607

Net interest margin	4.09%	4.04%	4.43%

•	Average loans decreased $537 million, due to declines in the National Dealer Services, Middle Market and Commercial Real Estate lines of businesses.

•	Average deposits, excluding the Financial Services Division, decreased $260 million, primarily due to decreases in Private Banking and Middle Market. Financial Services Division deposits decreased $356 million.

•	The net interest margin of 4.09 percent increased five basis points, primarily due to a decrease in low-rate loans in the Financial Services Division and decreases in lower-spread money market accounts and certificates of deposit.

•	The provision for loan losses decreased $31 million, primarily due to Commercial Real Estate, partially offset by increases in Technology and Life Sciences and Small Business.

•	Noninterest income increased $4 million, primarily due to an increase in principal investing and warrant income.

•	Six new banking centers were opened in the third quarter 2008.
Texas Market

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net interest income (FTE)	$73	$74	$73
Provision for loan losses	18	6	(2)
Noninterest income	27	22	24
Noninterest expenses	61	63	58
Net income	13	17	27

Total net credit-related charge-offs	9	3	1

Selected average balances:
Assets	7,945	8,063	7,172
Loans	7,691	7,795	6,902
Deposits	3,956	4,061	3,920

Net interest margin	3.75%	3.78%	4.17%

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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 11
•	Average loans decreased $104 million, primarily due to declines in Energy Lending and National Dealer Services, partially offset by growth in Commercial Real Estate.

•	Average deposits decreased $105 million, primarily due to declines in Personal Banking and Technology and Life Sciences.

•	The net interest margin of 3.75 percent decreased three basis points, primarily due a decline in deposit balances and deposit spreads.

•	The provision for loan losses increased $12 million, primarily in Energy Lending.

•	Noninterest income increased $5 million and included $4 million of the third quarter 2008 gain on the sale of Visa shares.

•	One new banking center opened in the third quarter 2008.
Florida Market

(dollar amounts in millions)	3rd Qtr ’08	2nd Qtr ’08	3rd Qtr ’07

Net interest income (FTE)	$12	$12	$12
Provision for loan losses	7	7	3
Noninterest income	4	4	4
Noninterest expenses	10	11	10
Net income (loss)	(1)	(1)	2

Net credit-related charge-offs	3	8	1

Selected average balances:
Assets	1,900	1,854	1,706
Loans	1,900	1,851	1,692
Deposits	262	306	271

Net interest margin	2.53%	2.50%	2.94%

•	Average loans increased $49 million, primarily due to growth in Private Banking, Commercial Real Estate and Middle Market, partially offset by a decrease in National Dealer Services.

•	Average deposits decreased $44 million due to a decline in Private Banking and balance transfers in Global Corporate from Florida to Other Markets.

•	One new banking center opened in the third quarter 2008.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2008 financial results at 7 a.m. CDT Friday, October 17, 2008. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 65151410). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call through October 31, 2008. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 65151410). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada, China and Mexico.
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COMERICA REPORTS THIRD QUARTER 2008 EARNINGS — 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, changes related to the headquarters relocation or to its underlying assumptions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of these and other factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Walter Galloway
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2008	2008	2007	2008	2007

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$0.18	$0.37	$1.17	$1.28	$3.61
Diluted net income	0.19	0.37	1.18	1.28	3.63
Cash dividends declared	0.66	0.66	0.64	1.98	1.92
Common shareholders’ equity (at period end)	33.89	33.78	33.56

Average diluted shares (in thousands)	150,795	150,819	153,096	150,783	156,202

KEY RATIOS
Return on average common shareholders’ equity from continuing operations	2.12%	4.26%	14.27%	4.98%	14.86%
Return on average common shareholders’ equity	2.25	4.25	14.41	5.00	14.92
Return on average assets from continuing operations	0.17	0.34	1.22	0.40	1.30
Return on average assets	0.18	0.33	1.23	0.40	1.30
Average common shareholders’ equity as a percentage of average assets	7.82	7.87	8.57	7.94	8.74
Tier 1 common capital ratio *	6.69	6.79	7.01
Tier 1 risk-based capital ratio *	7.35	7.45	7.68
Total risk-based capital ratio *	11.22	11.21	11.44
Leverage ratio *	8.59	8.53	9.60

AVERAGE BALANCES
Commercial loans	$28,521	$29,280	$28,052	$28,992	$28,046
Real estate construction loans	4,675	4,843	4,607	4,776	4,454
Commercial mortgage loans	10,511	10,374	9,829	10,343	9,713
Residential mortgage loans	1,870	1,906	1,865	1,898	1,788
Consumer loans	2,599	2,549	2,320	2,532	2,351
Lease financing	1,365	1,352	1,319	1,354	1,293
International loans	1,967	2,063	1,882	2,013	1,880

Total loans	51,508	52,367	49,874	51,908	49,525

Earning assets	59,946	61,088	54,641	60,183	54,036
Total assets	64,863	65,963	58,546	64,917	57,923
Interest-bearing deposits	29,267	33,116	30,276	31,931	30,247
Total interest-bearing liabilities	47,560	48,483	41,406	47,612	40,031
Noninterest-bearing deposits	10,646	10,648	10,840	10,638	11,540
Common shareholders’ equity	5,075	5,193	5,015	5,153	5,065

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)**	$467	$443	$504	$1,387	$1,517
Fully taxable equivalent adjustment	1	1	1	3	3
Net interest margin**	3.11%	2.91%	3.66%	3.08%	3.75%

CREDIT QUALITY
Nonaccrual loans	$863	$731	$272
Reduced-rate loans	—	—	—

Total nonperforming loans	863	731	272
Foreclosed property	18	17	19

Total nonperforming assets	881	748	291

Loans past due 90 days or more and still accruing	97	112	63

Gross loan charge-offs	122	118	47	$356	$124
Loan recoveries	6	6	7	18	38

Net loan charge-offs	116	112	40	338	86
Lending-related commitment charge-offs	—	1	—	1	3

Total net credit-related charge-offs	116	113	40	339	89

Allowance for loan losses	712	663	512
Allowance for credit losses on lending-related commitments	40	31	19

Total allowance for credit losses	752	694	531

Allowance for loan losses as a percentage of total loans	1.38%	1.28%	1.03%
Net loan charge-offs as a percentage of average total loans	0.90	0.86	0.32	0.87%	0.23%
Net credit-related charge-offs as a percentage of average total loans	0.90	0.86	0.32	0.87	0.24
Nonperforming assets as a percentage of total loans and foreclosed property	1.71	1.44	0.59
Allowance for loan losses as a percentage of total nonperforming loans	82	91	188

*	September 30, 2008 ratios are estimated

**	Third quarter 2008 and second quarter 2008 net interest income declined $8 million and $30 million, respectively, due to tax-related non-cash lease income charges. Excluding these charges, the net interest margin would have been 3.17% and 3.10% for the three-month periods ended September 30, 2008, and June 30, 2008, respectively, and 3.16% for the nine-month period ended September 30, 2008.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2008	2008	2007	2007

ASSETS
Cash and due from banks	$1,404	$1,698	$1,440	$1,271
Federal funds sold and securities purchased under agreements to resell	3	77	36	129
Other short-term investments	247	249	373	293
Investment securities available-for-sale	8,158	8,243	6,296	4,942

Commercial loans	28,604	28,763	28,223	27,392
Real estate construction loans	4,565	4,684	4,816	4,759
Commercial mortgage loans	10,588	10,504	10,048	9,994
Residential mortgage loans	1,863	1,879	1,915	1,892
Consumer loans	2,644	2,594	2,464	2,397
Lease financing	1,360	1,351	1,351	1,319
International loans	1,931	1,976	1,926	1,843

Total loans	51,555	51,751	50,743	49,596
Less allowance for loan losses	(712)	(663)	(557)	(512)

Net loans	50,843	51,088	50,186	49,084

Premises and equipment	668	674	650	635
Customers’ liability on acceptances outstanding	21	15	48	39
Accrued income and other assets	3,809	3,959	3,302	3,629

Total assets	$65,153	$66,003	$62,331	$60,022

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$12,094	$11,860	$11,920	$11,290

Money market and NOW deposits	13,553	14,506	15,261	14,814
Savings deposits	1,279	1,391	1,325	1,402
Customer certificates of deposit	8,147	7,746	8,357	8,010
Institutional certificates of deposit	3,670	5,940	6,147	5,049
Foreign office time deposits	802	879	1,268	1,355

Total interest-bearing deposits	27,451	30,462	32,358	30,630

Total deposits	39,545	42,322	44,278	41,920

Short-term borrowings	3,625	4,075	2,807	2,813
Acceptances outstanding	21	15	48	39
Accrued expenses and other liabilities	1,486	1,651	1,260	1,276
Medium- and long-term debt	15,376	12,858	8,821	8,906

Total liabilities	60,053	60,921	57,214	54,954

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 9/30/08, 6/30/08, 12/31/07 and 9/30/07	894	894	894	894
Capital surplus	586	576	564	551
Accumulated other comprehensive loss	(129)	(207)	(177)	(238)
Retained earnings	5,379	5,451	5,497	5,475
Less cost of common stock in treasury — 28,249,360 shares at 9/30/08, 28,281,490 shares at 6/30/08, 28,747,097 shares at 12/31/07 and 27,725,572 shares at 9/30/07	(1,630)	(1,632)	(1,661)	(1,614)

Total shareholders’ equity	5,100	5,082	5,117	5,068

Total liabilities and shareholders’ equity	$65,153	$66,003	$62,331	$60,022

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2008	2007	2008	2007

INTEREST INCOME
Interest and fees on loans	$634	$895	$2,037	$2,628
Interest on investment securities	99	52	288	140
Interest on short-term investments	2	5	10	18

Total interest income	735	952	2,335	2,786

INTEREST EXPENSE
Interest on deposits	141	294	576	864
Interest on short-term borrowings	30	29	78	75
Interest on medium- and long-term debt	98	126	297	333

Total interest expense	269	449	951	1,272

Net interest income	466	503	1,384	1,514
Provision for loan losses	165	45	494	104

Net interest income after provision for loan losses	301	458	890	1,410

NONINTEREST INCOME
Service charges on deposit accounts	57	55	174	164
Fiduciary income	49	49	152	147
Commercial lending fees	17	19	53	52
Letter of credit fees	19	16	52	47
Foreign exchange income	11	11	33	30
Brokerage fees	10	11	30	32
Card fees	15	14	45	40
Bank-owned life insurance	11	8	29	27
Net securities gains	27	4	63	4
Net gain on sales of businesses	—	—	—	3
Other noninterest income	24	43	88	112

Total noninterest income	240	230	719	658

NONINTEREST EXPENSES
Salaries	192	207	594	628
Employee benefits	46	49	141	145

Total salaries and employee benefits	238	256	735	773
Net occupancy expense	40	34	114	102
Equipment expense	15	15	46	45
Outside processing fee expense	26	23	77	67
Software expense	18	16	57	46
Customer services	2	11	11	36
Litigation and operational losses	105	6	100	—
Provision for credit losses on lending-related commitments	9	—	20	(4)
Other noninterest expenses	61	62	180	176

Total noninterest expenses	514	423	1,340	1,241

Income from continuing operations before income taxes	27	265	269	827
Provision for income taxes	—	85	76	262

Income from continuing operations	27	180	193	565
Income (loss) from discontinued operations, net of tax	1	1	—	2

NET INCOME	$28	$181	$193	$567

Basic earnings per common share:
Income from continuing operations	$0.18	$1.18	$1.29	$3.67
Net income	0.19	1.20	1.29	3.69

Diluted earnings per common share:
Income from continuing operations	0.18	1.17	1.28	3.61
Net income	0.19	1.18	1.28	3.63

Cash dividends declared on common stock	99	97	298	296
Dividends per common share	0.66	0.64	1.98	1.92

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fouth	Third	Third Quarter 2008 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2008		Third Quarter 2007
(in millions, except per share data)	2008	2008	2008	2007	2007	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$634	$633	$770	$873	$895	$1	—%	$(261)	(29)%
Interest on investment securities	99	101	88	66	52	(2)	(1)	47	92
Interest on short-term investments	2	3	5	5	5	(1)	(32)	(3)	(53)

Total interest income	735	737	863	944	952	(2)	—	(217)	(23)

INTEREST EXPENSE
Interest on deposits	141	182	253	303	294	(41)	(22)	(153)	(52)
Interest on short-term borrowings	30	19	29	30	29	11	55	1	1
Interest on medium- and long-term debt	98	94	105	122	126	4	4	(28)	(22)

Total interest expense	269	295	387	455	449	(26)	(9)	(180)	(40)

Net interest income	466	442	476	489	503	24	6	(37)	(7)
Provision for loan losses	165	170	159	108	45	(5)	(3)	120	N/M

Net interest income after provision for loan losses	301	272	317	381	458	29	11	(157)	(34)

NONINTEREST INCOME
Service charges on deposit accounts	57	59	58	57	55	(2)	(1)	2	4
Fiduciary income	49	51	52	52	49	(2)	(2)	—	1
Commercial lending fees	17	20	16	23	19	(3)	(16)	(2)	(9)
Letter of credit fees	19	18	15	16	16	1	2	3	18
Foreign exchange income	11	12	10	10	11	(1)	(13)	—	2
Brokerage fees	10	10	10	11	11	—	(3)	(1)	(13)
Card fees	15	16	14	14	14	(1)	(9)	1	7
Bank-owned life insurance	11	8	10	9	8	3	31	3	30
Net securities gains	27	14	22	3	4	13	87	23	N/M
Other noninterest income	24	34	30	35	43	(10)	(28)	(19)	(44)

Total noninterest income	240	242	237	230	230	(2)	(1)	10	4

NONINTEREST EXPENSES
Salaries	192	202	200	216	207	(10)	(5)	(15)	(7)
Employee benefits	46	48	47	48	49	(2)	(2)	(3)	(5)

Total salaries and employee benefits	238	250	247	264	256	(12)	(5)	(18)	(7)
Net occupancy expense	40	36	38	36	34	4	9	6	15
Equipment expense	15	16	15	15	15	(1)	(4)	—	(2)
Outside processing fee expense	26	28	23	24	23	(2)	(8)	3	10
Software expense	18	20	19	17	16	(2)	(5)	2	16
Customer services	2	3	6	7	11	(1)	(1)	(9)	(74)
Litigation and operational losses (recoveries)	105	3	(8)	18	6	102	N/M	99	N/M
Provision for credit losses on lending-related commitments	9	7	4	3	—	2	38	9	N/M
Other noninterest expenses	61	60	59	66	62	1	1	(1)	(3)

Total noninterest expenses	514	423	403	450	423	91	22	91	21

Income from continuing operations before income taxes	27	91	151	161	265	(64)	(70)	(238)	(90)
Provision for income taxes	—	35	41	44	85	(35)	N/M	(85)	N/M

Income from continuing operations	27	56	110	117	180	(29)	(51)	(153)	(85)
Income (loss) from discontinued operations, net of tax	1	—	(1)	2	1	1	N/M	—	N/M

NET INCOME	$28	$56	$109	$119	$181	$(28)	(48)%	$(153)	(84)%

Basic earnings per common share:
Income from continuing operations	$0.18	$0.37	$0.74	$0.78	$1.18	$(0.19)	(51)%	$(1.00)	(85)%
Net income	0.19	0.37	0.73	0.80	1.20	(0.18)	(49)	(1.01)	(84)

Diluted earnings per common share:
Income from continuing operations	0.18	0.37	0.73	0.77	1.17	(0.19)	(51)	(0.99)	(85)
Net income	0.19	0.37	0.73	0.79	1.18	(0.18)	(49)	(0.99)	(84)

Cash dividends declared on common stock	99	100	99	97	97	(1)	—	2	3
Dividends per common share	0.66	0.66	0.66	0.64	0.64	—	—	0.02	3

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2008			2007
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$663	$605	$557	$512	$507

Loan charge-offs:
Commercial	48	36	33	27	30
Real estate construction:
Commercial Real Estate business line	40	57	52	24	6
Other business lines	—	—	1	1	2

Total real estate construction	40	57	53	25	8
Commercial mortgage:
Commercial Real Estate business line	17	14	20	7	2
Other business lines	11	7	2	9	4

Total commercial mortgage	28	21	22	16	6
Residential mortgage	1	1	—	—	—
Consumer	5	3	7	4	3
Lease financing	—	—	—	—	—
International	—	—	1	—	—

Total loan charge-offs	122	118	116	72	47

Recoveries on loans previously charged-off:
Commercial	3	5	3	7	5
Real estate construction	1	—	1	—	—
Commercial mortgage	—	1	1	1	1
Residential mortgage	—	—	—	—	—
Consumer	1	—	1	1	1
Lease financing	1	—	—	—	—
International	—	—	—	—	—

Total recoveries	6	6	6	9	7

Net loan charge-offs	116	112	110	63	40
Provision for loan losses	165	170	159	108	45
Foreign currency translation adjustment	—	—	(1)	—	—

Balance at end of period	$712	$663	$605	$557	$512

Allowance for loan losses as a percentage of total loans	1.38%	1.28%	1.16%	1.10%	1.03%

Net loan charge-offs as a percentage of average total loans	0.90	0.86	0.85	0.50	0.32

Net credit-related charge-offs as a percentage of average total loans	0.90	0.86	0.85	0.50	0.32

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2008			2007
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$31	$25	$21	$19	$19
Less: Charge-offs on lending-related commitments (1)	—	1	—	1	—
Add: Provision for credit losses on lending-related commitments	9	7	4	3	—

Balance at end of period	$40	$31	$25	$21	$19

Unfunded lending-related commitments sold	$—	$2	$3	$22	$—

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2008			2007
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$206	$155	$87	$75	$64
Real estate construction:
Commercial Real Estate business line	386	322	271	161	55
Other business lines	5	4	4	6	4

Total real estate construction	391	326	275	167	59
Commercial mortgage:
Commercial Real Estate business line	137	143	105	66	63
Other business lines	114	95	64	75	77

Total commercial mortgage	251	238	169	141	140
Residential mortgage	8	4	1	1	1
Consumer	4	5	3	3	4
Lease financing	—	—	—	—	—
International	3	3	3	4	4

Total nonaccrual loans	863	731	538	391	272
Reduced-rate loans	—	—	—	13	—

Total nonperforming loans	863	731	538	404	272
Foreclosed property	18	17	22	19	19

Total nonperforming assets	$881	$748	$560	$423	$291

Nonperforming loans as a percentage of total loans	1.67%	1.41%	1.03%	0.80%	0.55%
Nonperforming assets as a percentage of total loans and foreclosed property	1.71	1.44	1.07	0.83	0.59
Allowance for loan losses as a percentage of total nonperforming loans	82	91	112	138	188
Loans past due 90 days or more and still accruing	$97	$112	$80	$54	$56

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$731	$538	$391	$272	$244
Loans transferred to nonaccrual (1)	280	304	281	185	94
Nonaccrual business loan gross charge-offs (2)	(116)	(113)	(108)	(68)	(44)
Loans transferred to accrual status (1)	—	—	—	—	(5)
Nonaccrual business loans sold (3)	(19)	—	(15)	—	(11)
Payments/Other (4)	(13)	2	(11)	2	(6)

Nonaccrual loans at end of period	$863	$731	$538	$391	$272

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$116	$113	$108	$68	$44
Performing watch list loans	—	1	1	—	—
Consumer and residential mortgage loans	6	4	7	4	3

Total gross loan charge-offs	$122	$118	$116	$72	$47

(3) Analysis of loans sold:

Nonaccrual business loans	$19	$—	$15	$—	$11
Performing watch list loans	3	7	6	13	—

Total loans sold	$22	$7	$21	$13	$11

(4) Includes net changes related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, and payments on nonaccrual loans with book balances greater than $2 million.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2008			September 30, 2007
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,992	$1,135	5.23%	$28,046	$1,538	7.33%
Real estate construction loans	4,776	184	5.16	4,454	282	8.47
Commercial mortgage loans	10,343	442	5.71	9,713	534	7.35
Residential mortgage loans	1,898	85	5.99	1,788	82	6.12
Consumer loans	2,532	100	5.29	2,351	125	7.12
Lease financing (3)	1,354	(4)	N/M	1,293	32	3.26
International loans	2,013	79	5.24	1,880	99	7.07
Business loan swap income (expense)	—	19	—	—	(61)	—

Total loans (2)	51,908	2,040	5.25	49,525	2,631	7.10

Investment securities available-for-sale	7,889	288	4.88	4,080	140	4.47
Federal funds sold and securities purchased under agreements to resell	100	2	2.40	189	8	5.36
Other short-term investments	286	8	3.93	242	10	5.73

Total earning assets	60,183	2,338	5.19	54,036	2,789	6.89

Cash and due from banks	1,228			1,390
Allowance for loan losses	(661)			(513)
Accrued income and other assets	4,167			3,010

Total assets	$64,917			$57,923

Money market and NOW deposits (1)	$14,774	170	1.54	$14,858	344	3.09
Savings deposits	1,371	5	0.50	1,393	9	0.91
Customer certificates of deposit	8,003	200	3.35	7,505	250	4.46
Institutional certificates of deposit	6,719	176	3.49	5,490	224	5.45
Foreign office time deposits	1,064	25	3.09	1,001	37	4.92

Total interest-bearing deposits	31,931	576	2.41	30,247	864	3.82

Short-term borrowings	4,084	78	2.54	1,919	75	5.24
Medium- and long-term debt	11,597	297	3.42	7,865	333	5.65

Total interest-bearing sources	47,612	951	2.67	40,031	1,272	4.25

Noninterest-bearing deposits (1)	10,638			11,540
Accrued expenses and other liabilities	1,514			1,287
Shareholders’ equity	5,153			5,065

Total liabilities and shareholders’ equity	$64,917			$57,923

Net interest income/rate spread (FTE)		$1,387	2.52		$1,517	2.64

FTE adjustment		$3			$3

Impact of net noninterest-bearing sources of funds			0.56			1.11

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			3.08%			3.75%

N/M — Not meaningful

(1) FSD balances included above:
Loans (primarily low-rate)	$557	$6	1.36%	$1,445	$7	0.63%
Interest-bearing deposits	998	16	2.11	1,230	36	3.95
Noninterest-bearing deposits	1,752			3,097
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.07)%			(0.36)%
Total loans			(0.04)			(0.20)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.02)			(0.09)
(3) Year-to-date 2008 net interest income declined $38 million and the net interest margin declined eight basis points due to tax-related non-cash lease income charges. Excluding these charges, the net interest margin would have been 3.16%.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2008			June 30, 2008			September 30, 2007
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,521	$347	4.85%	$29,280	$357	4.90%	$28,052	$520	7.37%
Real estate construction loans	4,675	55	4.65	4,843	59	4.89	4,607	97	8.33
Commercial mortgage loans	10,511	142	5.38	10,374	141	5.47	9,829	181	7.30
Residential mortgage loans	1,870	28	5.92	1,906	29	6.03	1,865	29	6.12
Consumer loans	2,599	31	4.83	2,549	32	5.06	2,320	41	7.06
Lease financing (3)	1,365	4	1.07	1,352	(19)	N/M	1,319	11	3.25
International loans	1,967	24	4.85	2,063	25	4.86	1,882	33	6.98
Business loan swap income (expense)	—	4	—	—	10	—	—	(16)	—

Total loans (2)	51,508	635	4.91	52,367	634	4.87	49,874	896	7.13

Investment securities available-for-sale	8,146	99	4.85	8,296	101	4.89	4,405	52	4.60
Federal funds sold and securities purchased under agreements to resell	70	—	1.87	150	1	2.17	99	1	5.25
Other short-term investments	222	2	3.49	275	2	3.73	263	4	5.27

Total earning assets	59,946	736	4.89	61,088	738	4.86	54,641	953	6.91

Cash and due from banks	1,228			1,217			1,351
Allowance for loan losses	(723)			(664)			(521)
Accrued income and other assets	4,412			4,322			3,075

Total assets	$64,863			$65,963			$58,546

Money market and NOW deposits (1)	$14,204	45	1.26	$14,784	46	1.26	$14,996	119	3.14
Savings deposits	1,350	1	0.42	1,405	2	0.45	1,380	3	0.97
Customer certificates of deposit	7,690	53	2.73	8,037	64	3.20	7,702	87	4.48
Institutional certificates of deposit	5,209	37	2.81	7,707	61	3.21	5,170	72	5.49
Foreign office time deposits	814	5	2.51	1,183	8	2.77	1,028	13	4.96

Total interest-bearing deposits	29,267	141	1.92	33,116	181	2.20	30,276	294	3.85

Short-term borrowings	5,413	30	2.20	3,326	19	2.33	2,278	29	5.15
Medium- and long-term debt	12,880	98	3.02	12,041	95	3.15	8,852	126	5.61

Total interest-bearing sources	47,560	269	2.25	48,483	295	2.45	41,406	449	4.29

Noninterest-bearing deposits (1)	10,646			10,648			10,840
Accrued expenses and other liabilities	1,582			1,639			1,285
Shareholders’ equity	5,075			5,193			5,015

Total liabilities and shareholders’ equity	$64,863			$65,963			$58,546

Net interest income/rate spread (FTE)		$467	2.64		$443	2.41		$504	2.62

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.47			0.50			1.04

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			3.11%			2.91%			3.66%

N/M — Not meaningful

(1) FSD balances included above:
Loans (primarily low-rate)	$401	$2	1.74%	$469	$2	1.42%	$1,191	$2	0.71%
Interest-bearing deposits	907	4	1.65	994	4	1.81	1,214	12	4.06
Noninterest-bearing deposits	1,542			1,823			2,575
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.05)%			(0.06)%			(0.30)%
Total loans			(0.02)			(0.03)			(0.16)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.01)			(0.01)			(0.07)
(3) Third quarter 2008 and second quarter 2008 net interest income declined $8 million and $30 million, respectively, and the net interest margin declined six basis points and 19 basis points, respectively, due to tax-related non-cash lease income charges. Excluding these charges, the net interest margin would have been 3.17% in the third quarter 2008 and 3.10% in the second quarter 2008.

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2008	2008	2008	2007	2007

Commercial loans:
Floor plan	$2,151	$2,645	$2,913	$2,878	$2,601
Other	26,453	26,118	26,562	25,345	24,791

Total commercial loans	28,604	28,763	29,475	28,223	27,392
Real estate construction loans:
Commercial Real Estate business line	3,937	4,013	3,990	4,089	4,007
Other business lines	628	671	656	727	752

Total real estate construction loans	4,565	4,684	4,646	4,816	4,759
Commercial mortgage loans:
Commercial Real Estate business line	1,668	1,620	1,541	1,377	1,467
Other business lines	8,920	8,884	8,941	8,671	8,527

Total commercial mortgage loans	10,588	10,504	10,482	10,048	9,994
Residential mortgage loans	1,863	1,879	1,926	1,915	1,892
Consumer loans:
Home equity	1,693	1,649	1,619	1,616	1,582
Other consumer	951	945	829	848	815

Total consumer loans	2,644	2,594	2,448	2,464	2,397
Lease financing	1,360	1,351	1,341	1,351	1,319
International loans	1,931	1,976	2,034	1,926	1,843

Total loans	$51,555	$51,751	$52,352	$50,743	$49,596

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	12	12	12	12	13

Tier 1 common capital ratio*	6.69%	6.79%	6.75%	6.85%	7.01%
Tier 1 risk-based capital ratio*	7.35	7.45	7.40	7.51	7.68
Total risk-based capital ratio *	11.22	11.21	11.06	11.20	11.44
Leverage ratio*	8.59	8.53	8.82	9.26	9.60

Book value per share	$33.89	$33.78	$34.93	$34.12	$33.56

Market value per share for the quarter:
High	$54.00	$40.62	$45.19	$54.88	$61.34
Low	19.31	25.61	34.51	39.62	50.26
Close	32.79	25.63	35.08	43.53	51.28

Quarterly ratios:
Return on average common shareholders’ equity from continuing operations	2.12%	4.26%	8.51%	9.20%	14.27%
Return on average common shareholders’ equity	2.25	4.25	8.42	9.35	14.41
Return on average assets from continuing operations	0.17	0.34	0.69	0.77	1.22
Return on average assets	0.18	0.33	0.68	0.79	1.23
Efficiency ratio	75.53	63.02	58.25	62.76	58.00

Number of banking centers	424	416	420	417	403

Number of employees — full time equivalent	10,347	10,530	10,643	10,782	10,683

*	September 30, 2008 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2008	2007	2007

ASSETS
Cash and due from subsidiary bank	$16	$1	$5
Short-term investments with subsidiary bank	158	224	222
Other short-term investments	99	102	101
Investment in subsidiaries, principally banks	5,849	5,840	5,799
Premises and equipment	5	4	4
Other assets	163	166	152

Total assets	$6,290	$6,337	$6,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$969	$968	$956
Other liabilities	221	252	259

Total liabilities	1,190	1,220	1,215

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 9/30/08, 12/31/07, and 9/30/07	894	894	894
Capital surplus	586	564	551
Accumulated other comprehensive loss	(129)	(177)	(238)
Retained earnings	5,379	5,497	5,475
Less cost of common stock in treasury - 28,249,360 shares at 9/30/08, 28,747,097 shares at 12/31/07 and 27,725,572 shares at 9/30/07	(1,630)	(1,661)	(1,614)

Total shareholders’ equity	5,100	5,117	5,068

Total liabilities and shareholders’ equity	$6,290	$6,337	$6,283

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2007	157.6	$894	$520	$(324)	$5,230	$(1,219)	$5,101
Net income	—	—	—	—	567	—	567
Other comprehensive income, net of tax	—	—	—	86	—	—	86

Total comprehensive income							653
Cash dividends declared on common stock ($1.92 per share)	—	—	—	—	(296)	—	(296)
Purchase of common stock	(9.0)	—	—	—	—	(533)	(533)
Net issuance of common stock under employee stock plans	2.4	—	(16)	—	(26)	139	97
Recognition of share-based compensation expense	—	—	46	—	—	—	46
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT SEPTEMBER 30, 2007	151.0	$894	$551	$(238)	$5,475	$(1,614)	$5,068

BALANCE AT JANUARY 1, 2008	150.0	$894	$564	$(177)	$5,497	$(1,661)	$5,117
Net income	—	—	—	—	193	—	193
Other comprehensive loss, net of tax	—	—	—	48	—	—	48

Total comprehensive income							241
Cash dividends declared on common stock ($1.98 per share)	—	—	—	—	(298)	—	(298)
Purchase of common stock	—	—	—	—	—	(1)	(1)
Net issuance of common stock under employee stock plans	0.5	—	(19)	—	(13)	32	—
Recognition of share-based compensation expense	—	—	41	—	—	—	41

BALANCE AT SEPTEMBER 30, 2008	150.5	$894	$586	$(129)	$5,379	$(1,630)	$5,100

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended September 30, 2008	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$323	$142	$37	$(26)	$(9)	$467
Provision for loan losses	135	33	7	—	(10)	165
Noninterest income	75	80	71	20	(6)	240
Noninterest expenses	175	161	180	3	(5)	514
Provision (benefit) for income taxes (FTE)	23	7	(28)	(7)	6	1
Income from discontinued operations, net of tax	—	—	—	—	1	1

Net income (loss)	$65	$21	$(51)	$(2)	$(5)	$28

Net credit-related charge-offs	$95	$17	$4	$—	$—	$116

Selected average balances:
Assets	$41,357	$7,046	$4,759	$10,096	$1,605	$64,863
Loans	40,506	6,362	4,624	(3)	19	51,508
Deposits	14,933	16,596	2,351	5,588	445	39,913
Liabilities	15,633	16,583	2,359	24,359	854	59,788
Attributed equity	3,318	656	340	878	(117)	5,075

Statistical data:
Return on average assets (1)	0.64%	0.48%	(4.29)%	N/M	N/M	0.18%
Return on average attributed equity	7.98	12.53	(60.04)	N/M	N/M	2.25
Net interest margin (2)	3.17	3.40	3.17	N/M	N/M	3.11
Efficiency ratio	43.92	82.39	N/M	N/M	N/M	75.53

			Wealth &
	Business	Retail	Institutional
Three Months Ended June 30, 2008	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$296	$146	$37	$(28)	$(8)	$443
Provision for loan losses	123	29	5	—	13	170
Noninterest income	92	54	74	18	4	242
Noninterest expenses	185	161	83	2	(8)	423
Provision (benefit) for income taxes (FTE)	23	3	9	(7)	8	36
Income from discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$57	$7	$14	$(5)	$(17)	$56

Net credit-related charge-offs	$96	$14	$3	$—	$—	$113

Selected average balances:
Assets	$42,335	$7,100	$4,646	$10,333	$1,549	$65,963
Loans	41,510	6,348	4,502	5	2	52,367
Deposits	15,384	17,043	2,493	8,409	435	43,764
Liabilities	16,156	17,041	2,501	24,334	738	60,770
Attributed equity	3,277	657	333	949	(23)	5,193

Statistical data:
Return on average assets (1)	0.53%	0.15%	1.19%	N/M	N/M	0.33%
Return on average attributed equity	6.86	4.13	16.57	N/M	N/M	4.25
Net interest margin (2)	2.85	3.44	3.28	N/M	N/M	2.91
Efficiency ratio	49.26	80.61	75.20	N/M	N/M	63.02

			Wealth &
	Business	Retail	Institutional
Three Months Ended September 30, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$337	$169	$37	$(32)	$(7)	$504
Provision for loan losses	43	7	(5)	—	—	45
Noninterest income	82	56	70	17	5	230
Noninterest expenses	177	160	81	2	3	423
Provision (benefit) for income taxes (FTE)	62	19	11	(9)	3	86
Income from discontinued operations, net of tax	—	—	—	—	1	1

Net income (loss)	$137	$39	$20	$(8)	$(7)	$181

Net credit-related charge-offs	$30	$9	$1	$—	$—	$40

Selected average balances:
Assets	$40,796	$6,854	$4,152	$5,564	$1,180	$58,546
Loans	39,745	6,111	3,990	2	26	49,874
Deposits	15,947	17,145	2,378	5,748	(102)	41,116
Liabilities	16,783	17,159	2,385	16,970	234	53,531
Attributed equity	2,903	848	338	614	312	5,015

Statistical data:
Return on average assets (1)	1.35%	0.86%	1.90%	N/M	N/M	1.23%
Return on average attributed equity	18.96	18.23	23.42	N/M	N/M	14.41
Net interest margin (2)	3.36	3.91	3.59	N/M	N/M	3.66
Efficiency ratio	42.90	70.90	75.92	N/M	N/M	58.00

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended September 30, 2008	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$197	$169	$73	$12	$36	$15	$(35)	$467
Provision for loan losses	52	82	18	7	15	1	(10)	165
Noninterest income	142	38	27	4	7	8	14	240
Noninterest expenses	205	112	61	10	117	11	(2)	514
Provision (benefit) for income taxes (FTE)	31	4	8	—	(45)	4	(1)	1
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1

Net income (loss)	$51	$9	$13	$(1)	$(44)	$7	$(7)	$28

Net credit-related charge-offs	$44	$51	$9	$3	$9	$—	$—	$116

Selected average balances:
Assets	$19,820	$16,627	$7,945	$1,900	$4,493	$2,377	$11,701	$64,863
Loans	19,125	16,381	7,691	1,900	4,134	2,261	16	51,508
Deposits	15,926	11,729	3,956	262	1,231	776	6,033	39,913
Liabilities	16,541	11,698	3,973	258	1,330	775	25,213	59,788
Attributed equity	1,631	1,367	623	131	406	156	761	5,075

Statistical data:
Return on average assets (1)	1.05%	0.21%	0.65%	(0.25)%	(3.91)%	1.24%	N/M	0.18%
Return on average attributed equity	12.70	2.61	8.22	(3.62)	(43.35)	18.83	N/M	2.25
Net interest margin (2)	4.08	4.09	3.75	2.53	3.49	2.64	N/M	3.11
Efficiency ratio	64.48	54.68	63.16	67.40	N/M	44.21	N/M	75.53

							Finance
					Other		& Other
Three Months Ended June 30, 2008	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$172	$171	$74	$12	$36	$14	$(36)	$443
Provision for loan losses	24	113	6	7	7	—	13	170
Noninterest income	136	34	22	4	16	8	22	242
Noninterest expenses	205	115	63	11	25	10	(6)	423
Provision (benefit) for income taxes (FTE)	27	(3)	10	(1)	(3)	5	1	36
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—

Net income (loss)	$52	$(20)	$17	$(1)	$23	$7	$(22)	$56

Net credit-related charge-offs	$42	$59	$3	$8	$1	$—	$—	$113

Selected average balances:
Assets	$19,891	$17,241	$8,063	$1,854	$4,589	$2,443	$11,882	$65,963
Loans	19,255	16,918	7,795	1,851	4,212	2,329	7	52,367
Deposits	16,056	12,345	4,061	306	1,375	777	8,844	43,764
Liabilities	16,750	12,326	4,076	302	1,466	778	25,072	60,770
Attributed equity	1,649	1,336	614	118	389	161	926	5,193

Statistical data:
Return on average assets (1)	1.05%	(0.46)%	0.81%	(0.37)%	1.96%	1.21%	N/M	0.33%
Return on average attributed equity	12.67	(5.97)	10.66	(5.84)	23.17	18.31	N/M	4.25
Net interest margin (2)	3.58	4.04	3.78	2.50	3.41	2.42	N/M	2.91
Efficiency ratio	69.48	56.09	65.55	72.21	48.61	45.61	N/M	63.02

							Finance
					Other		& Other
Three Months Ended September 30, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$222	$185	$73	$12	$34	$17	$(39)	$504
Provision for loan losses	15	23	(2)	3	12	(6)	—	45
Noninterest income	119	36	24	4	14	11	22	230
Noninterest expenses	206	110	58	10	23	11	5	423
Provision (benefit) for income taxes (FTE)	41	33	14	1	(5)	8	(6)	86
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1

Net income (loss)	$79	$55	$27	$2	$18	$15	$(15)	$181

Net credit-related charge-offs (recoveries)	$23	$7	$1	$1	$9	$(1)	$—	$40

Selected average balances:
Assets	$19,131	$17,095	$7,172	$1,706	$4,428	$2,270	$6,744	$58,546
Loans	18,526	16,543	6,902	1,692	4,047	2,136	28	49,874
Deposits	15,636	13,009	3,920	271	1,475	1,159	5,646	41,116
Liabilities	16,307	13,045	3,937	273	1,591	1,174	17,204	53,531
Attributed equity	1,700	1,201	597	97	343	151	926	5,015

Statistical data:
Return on average assets (1)	1.64%	1.29%	1.51%	0.56%	1.60%	2.68%	N/M	1.23%
Return on average attributed equity	18.50	18.34	18.09	9.78	20.67	40.33	N/M	14.41
Net interest margin (2)	4.73	4.43	4.17	2.94	3.35	3.05	N/M	3.66
Efficiency ratio	60.88	49.96	59.83	59.15	48.71	42.95	N/M	58.00

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful